Exhibit 10.25

Lease Agreement

Between

Broadway Industries (Thailand) Co., Ltd

(Party “A“- Lessee)

and

PIAM Manufacturing Co., Ltd.

(Party “B“- Lessor)

1. Introduction:-

Party “B” PIAM Manufacturing Co., Ltd, sole owner of the factory premises located at 39/1 Moo 5 Phaholyothin Road Tambul Nongyao, Ampere Mueng at Saraburi Province (18000), Thailand (“Factory Premises”), has agreed to lease the entirety of the Factory Premises together with all existing ancillary facilities/fixtures therein established and installed including, but not limited to, electrical, water, wiring, sewage, drainage and crane systems (collectively referred to as “Facilities”) to Party “A” Broadway Industries (Thailand) Co., Ltd. of company registration number 125554013987 and located at 99/39 Moo 4, Bangkruay-Zainoy Road, Tambul Sanoloy, Ampere Bangbuathong, Nonthaburi Province, Thailand subject to and on terms and conditions of this agreement (hereinafter referred to as “Lease” or “Lease Agreement”), which are as follows:-

2. Date of Commencement of the Lease

Party “B” hereby agreed to lease the entirety of the Factory Premises together with all the Facilities therein established and installed, on an as is basis, to Party “A” commencing from 1st May 2012 (the “Commencement Date”). For the purpose of identification, annexed hereto and countersigned by the parties are the official floor plans of the Factory Premises covered under this Lease.

3. Duration of the Lease & Extension Rate.

This Lease shall be for an initial term of three (3) years counting from the Commencement Date, subject to an option to renew herein granted to and exercisable by Party “A” at its sole discretion for up to an additional two successive 3-year term (or up to an additional six (6) years, all in all) following the usual expiry of the initial three (3)-year term on 30th April 2015.

If Party “A” is desirous of extending and renewing the Lease further for up to an additional two successive 3-year term beyond 30th April 2015, Party “A” shall give notice of such desire in writing to Party “B” in accordance with the schedule below:

If Party “A” is desirous of renewing and extending the Lease for:	Notice to be sent by Party “A” to Party “B” any time within the four (4)-month period prior to the usual expiry of the:
(a) a 2nd three (3)-year term, from 1st May 2015 to 30th April 2018	(a) 1st (initial) three (3)-year term, i.e. any time between 1st January 2015 and 30th April 2015
(b) a 3rd three (3)-year term, from 1st May 2018 to 30th April 2021	(a) 2nd three (3)-year term, i.e. any time between 1st January 2018 and 30th April 2018

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Provided Party “A” shall have fulfilled the payment obligation under this Lease or any renewals thereof, Party “B” shall lease the Factory Premises together with all the Facilities therein established and installed to Party “A” further for up to 2 successive three (3)-year term on the same terms and conditions as herein contained (but without any rent free period in any event) at incremental rates, fixed by reference to the aggregate floor space of the main building and office of the Factory Premises totaling 5,952 square meter (m2), coupled with the canteen, as follows:

If Party “A” is desirous of renewing and extending the Lease for:	Incremental monthly rate per square meter	Applicable monthly rental during the renewed term of the Lease
(a) a 2nd three (3)-year term, from 1st May 2015 to 30th April 2018	194.25 baht/m2	1,156,176 baht/month
(b) a 3rd three (3)-year term, from 1st May 2018 to 30th April 2021	203.96 baht/m2	1,213,969 baht/month

If the Lease is to be renewed, a lease agreement will be executed afresh in due course to the effect as herein stipulated, mutatis mutandis.

4. Grace or Rent Free Period

Party “B” agreed to waive the first two (2) months’ rental (May & June 2012) as one-off grace period or Rent Free Period for the benefit of Party “A” provided that Party “A” shall effect payment of all required upfront payments under Clauses 12 and 13 hereof within 10 working days after execution of the Lease Agreement by the parties hereto.

5. Termination of Lease prior to its usual expiry

In the event of termination, Party “A” must inform Party “B” in writing at least 6 months prior to the termination of the Lease Agreement.

6. Sub-Letting

Party “A” shall not sub-lease the Factory Premises or any portion thereof unless with the written consents of Party “B”, which consents shall not be withheld unreasonably. If Party “A” is required to sub-lease, Party “A” must inform Party “B” in writing and shall provide the corporate information of the sub-leased party and other relevant documents.

7. Maintenance of Facilities

7.a         Party “A” shall maintain the drainage system in reasonable condition at its own costs and prevent any blockage of sewer, water pipes or drains used in connection with the Factory Premises. Waste water must be disposed in proper storage tank.

7b.        Party “B” expects Party “A” to implement preventive maintenance initiatives in terms of the upkeep of all the Facilities under the Lease Agreement in reasonable condition. If any of the Facilities become dysfunctional, Party “A” shall repair or replace the same at its own costs with prompt notifications to Party “B”.

7c.        Party “A” shall keep all doors secured, window glass, epoxy flooring in reasonable condition. Party “A” should be responsible for the costs of reasonably repairing and maintenance of the Facilities.

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7d.        Party “A” shall not make any alternations or additions to the Factory Premises, unless with the written consents of Party “B”, which consents shall not be withheld unreasonably.

8. Breach of the Lease

Should any rentals or other amounts payable by Party “A” under this Lease Agreement not be settled within 7 working days after their respective due dates, Party “B” may serve a notice of forfeiture of the Advance Security Deposit to Party “A” to forfeit the Advance Security Deposit in the event Party “A” fails or remains unable to settle any of the overdue amounts within the next 30 (thirty) days from their respective due dates. If Party “A” has still not settled any overdue amounts after the 30-day period, then Party “B” may make an announcement to stop the manufacturing operation of Party “A” with immediately effect until the all overdue payments are fully settled and may cancel this Lease Agreement then and there.

9. Property Tax and Value Assed Tax (VAT)

Party “A” shall be responsible for payment of any Value Added Tax (VAT) on rentals and such other amounts payable under this Lease Agreement equivalent to seven (7) percent thereof, such VAT to be concurrently made by Party “A” as and when amounts are due for payment hereunder. Except the VAT and the Local Provincial Land and Signboard Tax mentioned in Clause 13 below, all other payments, taxes, duties, levies and any other payment obligations related to the Lease Agreement and the Factory Premises shall be the sole responsible of, and paid for by, Party “B” to the exclusion of Party “A”.

10. Use of the Leased Premises

The Factory Premises are leased to Party “A” for the sole purpose of conducting the business of industrial manufacturing of plastic products with secondary process finishing and ancillary processes/services such as assembly, painting, silkscreen & mold manufacturing. Party “A” should inform Party “B” of any other additional activities.

11. Monthly Lease & One Month Advance Payment & Terms

Party “A” agreed to pay Party “B” rent at a rate of 1,101,120 baht per month for the rental of the Factory Premises of fourteen (14) rais (or 22,400 sq. m.) with main building of 5,616 sq. m., office 336 sq. m. and canteen.

Party “B” requests Party “A” to pay the July 2012 monthly rental at 1,101,120 baht together with clause 12 on the Advance Deposit of (4) four months of 4,404,480 baht within 7 working days after execution of this lease Agreement.

Rental payment must be settled on or before of 5th day of the beginning of each month (Rent Free Period accepted). If the payment is delayed for 7 working days after the due date, Party “A” must inform Party “B” in writing for the delay of the payment.

12. Advance Deposit & Conditions

Party “A” agreed to pay a sum equivalent to four (4) months’ rental to Party “B” as Advance Deposit for the initial leased period of three (3) years totaling at 1,101,120 x 4 equal to 4,404,480 baht (the “Advance Deposit”) within 7 working days after execution of this Lease Agreement. If Party “A” is to terminate the Lease Agreement prematurely prior to the usual expiry of the three (3)-year period, this Advance Deposit shall be forfeited. If Party “A” is to run the Lease Agreement to its usual expiry but not to renew the same at the end of the day, Party “B” shall refund the Advance Deposit to Party “A” within 14 days upon the usual expiry of the Lease, save that Party “B” has the right to deduct any reasonable costs of repairing the Factory Premises and Facilities to their “as is” tenantable conditions (fair wear and tear excepted) to be incurred by Party “B” with the written consent and acceptance from Party “A” .

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13. Local Provincial Land and Signboard Tax

Party “A” shall also be responsible for payment of the annual local Provincial Land and Signboard Tax, estimated to be about 300,000 baht annually. To facilitate payment of the upcoming local Provincial Land and Signboard Tax, Party “A” shall tender a cheque made payable to the local Provincial Land authority as instructed by Mr. Piamsak Sripiyan.

14. Representation and Warranties

Party “B” represents and warrants that it is the legal and beneficial owner of the fourteen (14) rais (or 22,400 sq. m.) Factory Premises and is not restrained in any way by any encumbrances, mortgages, third parties rights or interests and it has both the capacity and unfettered power to enter into this Lease Agreement with Party “A” on the terms and conditions herein contained.

This Lease Agreement made this         day of                       2012 is subject to Thai laws and any dispute arising from this agreement shall be submitted to Thai Court for adjudication. This Lease Agreement is made in duplicate and both parties have read and fully understand its contents, and accordingly sign their names in evidence of their agreement to the terms hereof.

Lessor / Owner Name

Name:- PIAM Manufacturing Co., Ltd.

Nric No:-

Signature of authorized representative:-	Signed

Date:-

Lessee / Tenant Name

Name: - Broadway Industries (Thailand) Co., Ltd.

Nric No:-

Signature of authorized representative:-	Signed

Date:-

Witness ( 1st )

Name: - Mr. Tienpateep Panatisa

Nric No:-

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Signature:-	Signed

Date:-

Witness (2nd)

Name:- Mr. Somsak Chopaka

Nric No:-

Signature:-	Signed

Date:-

Company Stamp	Company Stamp
Endorsement	Endorsement
Party “ A “ Lessee	Party “ B “ Lessor

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Addendum to Lease Agreement

This document is in reference to a Lease Agreement commencing 1st May 2012, between the following parties that are named below in this document.

May it be known that the undersigned parties, for good consideration, do hereby agree to make the following changes and / or additions that are outlined below. These additions shall be made valid as if they are included in the original stated contract.

Stated Contract for :

1)	Broadway Industries (Thailand) Co., Ltd. agreed to lease 1000 sq m at 185,000.00 baht per month with effect from 1st August 2012 and

2)	Broadway Precision (Thailand) Co., Ltd. agreed to lease 4,952 sq m at 916,120.00 baht per month with effect from 1st August 2012.

No other terms or conditions of the above mentioned contract shall be negated or changed as a result of this here stated addendum.

Lessor / Owner Name

Name :	PIAM Manufacturing Co., Ltd.

Nric No:

Signature of authorized representative:-	Signed

Date :

Lessee / Tenant Name :

Name :	Broadway Industries (Thailand) Co., Ltd.

Nric No:

Signature of authorized representative:-	Signed

Date :

Name :	Broadway Precision (Thailand) Co., Ltd.

Nric No :

Signature of authorized representative :-	Signed

Date :

Witness #1

Witness #2